Exhibits 10.22
THIRD LOAN MODIFICATION AGREEMENT
(Domestic)
This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 30, 2011, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) SPIRE CORPORATION, a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Corporation”), SPIRE SOLAR, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Solar”), SPIRE BIOMEDICAL, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Biomedical”), and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company, with its principal place of business at 25 Sagamore Park Road, Hudson, New Hampshire 03051 (“Spire Semiconductor”) (Spire Corporation, Spire Solar, Spire Biomedical, and Spire Semiconductor are jointly and severally, individually and collectively, “Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 16, 2009, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of November 16, 2009, between Borrower and Bank, as amended by a certain First Loan Modification Agreement (Domestic) dated as of June 15, 2010, and as further amended by a certain Second Loan Modification Agreement (Domestic) dated as of November 8, 2011 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(b) thereof:
“    (b)    Maximum Advances; Letter of Credit Sublimit.
(i)    The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount. In addition and notwithstanding the foregoing, (A) during the Adjusted Streamline Period, the aggregate amount of Advances outstanding at any time, together with the aggregate amount of Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement, may not exceed Two Million Dollars ($2,000,000.00), (B) at all times other than the Adjusted Streamline Period, the aggregate amount of Advances outstanding at any time may not exceed Three Million Dollars ($3,000,000.00) and (C) at all times while Borrower is Streamline Facility Eligible, without limiting the limitations in (A) above, the aggregate amount of (1) Advances outstanding hereunder, plus (2) the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3, may not exceed at any time the Streamline Availability Amount; provided, however, the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 will not be added into this calculation at any time that Borrower has requested that it reduce availability under the Exim Agreement pursuant to Section 2.1.1(b) of the Exim Agreement (and that it does in fact reduce availability under the Exim Agreement) (such occurrence shall be the “LC Formula Event”).

(ii)    The sum of the aggregate amount of the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 may not exceed the lesser of (A) Two Million Five Hundred Thousand Dollars ($2,500,000.00) and (B) the Borrowing Base minus the principal amount of Advances outstanding hereunder.
(iii)    If, at any time, amounts outstanding exceed the amounts set forth in this Section 2.1.1(b), Borrower shall immediately pay to Bank in cash such excess amount, and Borrower hereby irrevocably authorized to Bank debit any of its accounts maintained with Bank or any of Bank's Affiliates in connection therewith.”
and inserting in lieu thereof the following:
“    (b)    Maximum Advances.
(i)    The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount. In addition and notwithstanding the foregoing, (A) the aggregate amount of Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement may not exceed Six Million Dollars ($6,000,000.00) at any time, and (B) the aggregate amount of Advances outstanding hereunder at any time may not exceed Two Million Dollars ($2,000,000.00).”
(ii)    If, at any time, amounts outstanding exceed the amounts set forth in this Section 2.1.1(b), Borrower shall immediately pay to Bank in cash such excess amount, and Borrower hereby irrevocably authorized to Bank debit any of its accounts maintained with Bank or any of Bank's Affiliates in connection therewith.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(c) thereof:
“Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C signed by a Responsible Officer for each Credit Extension it requests, accompanied by an accounts receivable aging, with respect to Advances based upon Aggregate Eligible Accounts or Letters of Credit issued pursuant to Section 2.1.3, or by invoices (and any other documentation related thereto as requested by Bank), with respect to Advances based upon Eligible Accounts.”
and inserting in lieu thereof the following:
“Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C signed by a Responsible Officer for each Credit Extension it requests, accompanied by an accounts receivable aging, with respect to Advances based upon Aggregate Eligible Accounts, or by invoices (and any other documentation related thereto as requested by Bank), with respect to Advances based upon Eligible Accounts.”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f) thereof:
“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, and at the time of such termination the Exim Agreement has been terminated or matured, Borrower shall pay to Bank a termination fee in an amount equal to Eighty Thousand Dollars ($80,000.00) (the “Early Termination Fee”).”
and inserting in lieu thereof the following:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, and at the time of such termination the Exim Agreement has been terminated or matured, Borrower shall pay to Bank a termination fee in an amount equal to Sixty Thousand Dollars ($60,000.00) (the “Early Termination Fee”).”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(i) thereof:
“On any day that Borrower ceases to be Streamline Facility Eligible, all outstanding Advances made based on Aggregate Eligible Accounts shall be immediately due and payable, together with all Finance Charges and Collateral Handling Fees (if any) accrued thereon, and all Letters of Credit issued pursuant to Section 2.1.3 shall immediately be cash secured on terms acceptable to Bank consistent with Section 2.1.3(a).”
and inserting in lieu thereof the following:
“On any day that Borrower ceases to be Streamline Facility Eligible, all outstanding Advances made based on Aggregate Eligible Accounts shall be immediately due and payable, together with all Finance Charges and Collateral Handling Fees accrued thereon.”

5	The Loan Agreement shall be amended by deleting the following text, appearing as Section 2.1.3 thereof:
“    2.1.3    Letters of Credit.
(a)    For so long as Borrower is Letter of Credit Facility Eligible, upon Borrower's request, Bank may, in its good faith business discretion, issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower's account. The aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) may not exceed the amounts set forth in Section 2.1.1(b) above. Any such aggregate amounts utilized hereunder shall reduce the amount otherwise available for Credit Extensions hereunder. If, on the Maturity Date, and immediately when Borrower is no longer Letter of Credit Facility Eligible, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent (105.0%) of the Dollar Equivalent amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower's account or by Bank's interpretations of any Letters of Credit issued by Bank for Borrower's account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto, except for errors or mistakes directly resulting from Bank's gross negligence or willful misconduct.
(b)    The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.
(c)    Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letters of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof

(plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
(d)    To guard against fluctuations in currency exchange rates, upon the issuance of any Letters of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) in an amount equal to ten percent (10.0%) of the Dollar Equivalent amount of such Letters of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. While Borrower is Letter of Credit Facility Eligible, the availability of funds under either Section 2.1.1 of this Agreement or Section 2.1.1 of the Exim Agreement (as contemplated by Section 2.1.1(b) above) shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letters of Credit remain outstanding.
(e)    Borrower shall pay Bank's customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank.”
and inserting in lieu thereof the following:
“    2.1.3    Intentionally omitted.”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.3 thereof:
“Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by (a) with respect to Financed Receivables based on Eligible Accounts, the outstanding Financed Receivable Balance, and (b) with respect to Financed Receivables based on Aggregate Eligible Accounts, (i) during the Adjusted Streamline Period, the outstanding Financed Receivable Balance and (ii) at all times other than the Adjusted Streamline Period, the outstanding Streamline Account Balance.”
and inserting in lieu thereof the following:
“Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by (a) with respect to Financed Receivables based on Eligible Accounts, the outstanding Financed Receivable Balance, and (b) with respect to Financed Receivables based on Aggregate Eligible Accounts, the outstanding Streamline Account Balance.”

7	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.4 thereof:
“Borrower will pay to Bank a collateral handling fee equal to (a) during the Adjusted Streamline Period, 0.20% per month of the Financed Receivable Balance for each outstanding Financed Receivable based upon a 360 day year and (b) at all times other than the Adjusted Streamline Period, 0.20% per month of the Financed Receivable Balance for each outstanding Financed Receivable based upon Eligible Accounts based upon a 360 day year (the “Collateral Handling Fee”).”
and inserting in lieu thereof the following:
“Borrower will pay to Bank a collateral handling fee equal to (a) with respect to Financed Receivables based on Eligible Accounts, 0.20% per month of the outstanding Financed Receivable Balance for each such outstanding Financed Receivable based upon a 360 day year and (b) with respect to Financed Receivables based on Aggregate Eligible Accounts, 0.20% per month of the outstanding Streamline Account Balance for each such outstanding

Financed Receivable based upon based upon a 360 day year (the “Collateral Handling Fee”).”

8	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3.1(b) thereof:
“    (i)    Borrower will pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges and Collateral Handling Fees (if any) on the Advances made based on the Aggregate Eligible Accounts;”
and inserting in lieu thereof the following:
“    (i)    Borrower will pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges and Collateral Handling Fees on the Advances made based on the Aggregate Eligible Accounts;”

9	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3.1(b)(ii) thereof:
“Borrower will pay the principal amount of the Advances made based upon Aggregate Eligible Accounts on the earliest of: (A) the date on which the aggregate amount of outstanding Advances, plus the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3, exceeds the Streamline Availability Amount (but only up to the amount exceeding the Streamline Availability Amount), (B) the Maturity Date (including any early termination), or (C) as required pursuant to Section 2.1.1(i). Each payment shall also include all accrued Finance Charges and Collateral Handling Fees (if any) with respect to such Advance and all other amounts then due and payable hereunder; and”
and inserting in lieu thereof the following:
“Borrower will pay the principal amount of the Advances made based upon Aggregate Eligible Accounts on the earliest of: (A) the date on which the aggregate amount of outstanding Advances exceeds the Streamline Availability Amount (but only up to the amount exceeding the Streamline Availability Amount), (B) the Maturity Date (including any early termination), or (C) as required pursuant to Section 2.1.1(i). Each payment shall also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder; and”

10	The Loan Agreement shall be amended by deleting the following text, appearing in Section 4.1 thereof:
“If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time this Agreement has been terminated, Bank shall, at Borrower's sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.”
and inserting in lieu thereof the following:
“Borrower acknowledges that it may have previously entered, and/or may in the future enter, into Bank Services with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority security interest granted herein.
If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower's sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment consistent with Bank's then current practice for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to one hundred five percent (105%) for Letters of Credit denominated in Dollars and one hundred ten percent (110%) for Letters of Credit denominated in a currency other than Dollars, in each case of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

11	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:
“    6.7    Financial Covenant - Liquidity. Borrower shall maintain at all times, to be tested as of the last day of each month, Liquidity of at least One Million Dollars ($1,000,000.00).”
and inserting in lieu thereof the following:

“    6.7    Financial Covenant - Minimum Cash. Borrower shall maintain at all times, to be tested as of the last day of each month, unrestricted and unencumbered cash with Bank of at least One Million Five Hundred Thousand Dollars ($1,500,000.00).”

12	The Loan Agreement shall be amended by deleting the following text, appearing in Section 12.10 thereof:
“The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”
and inserting in lieu thereof the following:
“Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of a security interest by Borrower in Section 4.1 shall survive until the termination of this Agreement and all Bank Services Agreements. The obligation of Borrower in Section 12.2 of this Agreement to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

13	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Eligible Accounts” in Section 13.1 thereof:
“    (i)    Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower's failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts), but excluding milestone billings if they have been accepted in writing by an Account Debtor;”
and inserting in lieu thereof the following:

“    (i)    Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower's failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, or fulfillment contracts), but excluding (i) with respect to requests for Advances based upon Aggregate Eligible Accounts, milestone billings and (b) with respect to requests for Advances based upon Eligible Accounts, milestone billings if they have been accepted in writing by the applicable Account Debtor;”

14	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:
“    “Bank Services” are any products and/or credit services facilities provided to Borrower by Bank, including, without limitation, all letters of credit, guidance facilities, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services) and foreign exchange services as any such products or services may be identified in Bank's various agreements related thereto (each, a “Bank Services Agreement”).”
“    “Bank Services Agreement” is defined in the definition of Bank Services.”

15	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“    “Adjusted Streamline Period” is the period commencing on the 2011 Effective Date and ending on the earlier to occur of (i) receipt by Bank of the materials required to be delivered by Borrower pursuant to Section 6.2(a)(i) with respect to the month ending November 30, 2011 or (ii) December 30, 2011.”
“    “LC Formula Event” is defined in Section 2.1.1(b).”

“    “Letter of Credit Application” is defined in Section 2.1.3(b).”
“    “Letter of Credit Reserve” has the meaning set forth in Section 2.1.3(d).”
“    “Letter of Credit Facility Eligible” means:
(a)    during the Adjusted Streamline Period, Borrower has provided evidence to Bank that (i) at all times during the applicable Testing Month, Borrower had Liquidity equal to at least to the sum of (A) two (2) times the aggregate amount of all Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement and (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) that have not been cash secured as contemplated by Section 2.1.3(a), and (ii) on such day, Borrower has Liquidity equal to at least to the sum of (A) two (2) times the aggregate amount of all Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement and (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) that have not been cash secured as contemplated by Section 2.1.3(a); and
(b)    at any time other than during the Adjusted Streamline Period, Borrower has provided evidence to Bank that it (i) had Liquidity of at least the sum of (A) Six Million Dollars ($6,000,000.00) plus (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) at all times during the applicable Testing Month, and (ii) has Liquidity of at least the sum of (A) Six Million Dollars ($6,000,000.00) plus (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) on such day.”

16	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“    “Advance Request and Invoice Transmittal” shows Eligible Accounts and/or Aggregate Eligible Accounts, which Bank may finance, and (a) with respect to requests for Advances based upon Eligible Accounts, includes the Account Debtor's name, address, invoice amount, invoice date and invoice number, (b) with respect to requests for Advances based upon Aggregate Eligible Accounts, includes (i) the Account Debtor's name, address, invoice amount, invoice date and invoice number, (ii) the current outstanding amount of Advances made based upon (A) Eligible Accounts and (B) Aggregate Eligible Accounts and (iii) the Streamline Availability Amount, and (c) with respect to requests for Letters of Credit pursuant to Section 2.1.3, the requested amount of such Letter of Credit.”

“    “Applicable Rate” is:
(a)    at all times during the Adjusted Streamline Period, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%); and
(b)     at all times other than the Adjusted Streamline Period, (i) with respect to Financed Receivables based upon Eligible Accounts, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%), and (ii) with respect to Financed Receivables based upon Aggregate Eligible Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had Net Income greater than One Dollar ($1.00) at all times during the three-month period ending on the last day of the applicable Testing Month, the Applicable Rate with respect to Financed Receivables based upon Aggregate Eligible Accounts shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).”

“    “Borrowing Base” is eighty percent (80.0%) (or such other percentage as Bank establishes under Section 2.1.1) multiplied by Borrower's Aggregate Eligible Accounts (net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue). In addition, solely for purposes of determining whether Borrower has availability to have Letters of Credit issued or outstanding pursuant to Section 2.1.3 (and specifically not for determining availability for Advances under Section 2.1.1), the Borrowing Base will also include, but only to the extent not included in any borrowing base or in determining availability under the Exim Agreement, (a) ninety percent (90.0%) of Hedged Eligible Foreign Accounts (as defined in the Exim Agreement) denominated in United States dollars or hedged foreign currencies and (b) seventy five percent (75.0%) of Eligible Foreign Accounts (as defined in the Exim Agreement) billed in a foreign currency and not subject to a Foreign Currency Hedge Agreement (as defined in the Exim Agreement), in each case net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue, or such other percentages as Bank establishes under Section 2.1.1of the Exim Agreement.”
“    “Facility Amount” is Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00).”

“    “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.3.”
“    “Loan Documents” are, collectively, this Agreement, the Exim Agreement, the Perfection Certificate, any subordination agreements, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower and any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”
“    “Maturity Date” is December 31, 2011.”
“    “Minimum Finance Charge” is Five Thousand Dollars ($5,000.00), provided, however, for any Reconciliation Period during which no Credit Extensions were outstanding at any time under this Agreement and no Advances (as defined in the Exim Agreement) were outstanding under the Exim Agreement, the Minimum Finance Charge shall be Three Thousand Dollars ($3,000.00).”
“    “Streamline Availability Amount” is the lesser of (a) Three Million Dollars ($3,000,000.00) and (b) the Borrowing Base.”
“    “Streamline Facility Eligible” means:

(a)    during the Adjusted Streamline Period, Borrower has provided evidence to Bank that: (i) at all times during the applicable Testing Month, Borrower had Liquidity equal at least to the sum of (A) two (2) times the aggregate amount of all Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement and (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) that have not been cash secured as contemplated by Section 2.1.3(a), and (ii) on such day, Borrower has Liquidity equal at least to the sum of (A) two (2) times the aggregate amount of all Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement and (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) that have not been cash secured as contemplated by Section 2.1.3(a); and
(b)    at any time other than during the Adjusted Streamline Period, Borrower has provided evidence to Bank that: Borrower (i) had Liquidity of at least Six Million Dollars ($6,000,000.00) at all times during the applicable Testing Month, and (ii) has Liquidity of at least Six Million Dollars ($6,000,000.00) on such day.”
“    “Testing Month” is any month with respect to which Bank has tested (a) Borrower's Liquidity in order to determine if Borrower is Streamline Facility Eligible or Letter of Credit Facility Eligible, and (b) Borrower's Net Income in order to determine the Applicable Rate when Borrower is Streamline Facility Eligible.”
and inserting in lieu thereof the following:
“    “Advance Request and Invoice Transmittal” shows Eligible Accounts and/or Aggregate Eligible Accounts, which Bank may finance, and (a) with respect to requests for Advances based upon Eligible Accounts, includes the Account Debtor's name, address, invoice amount, invoice date and invoice number and (b) with respect to requests for Advances based upon Aggregate Eligible Accounts, includes (i) the Account Debtor's name, address, invoice amount, invoice date and invoice number, (ii) the current outstanding amount of Advances made based upon (A) Eligible Accounts and (B) Aggregate Eligible Accounts and (iii) the Streamline Availability Amount.”
“    “Applicable Rate” is (a) with respect to Financed Receivables based upon Eligible Accounts, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%), and (b) with respect to Financed Receivables based upon Aggregate Eligible Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%).”

“    “Borrowing Base” is eighty percent (80.0%) (or such other percentage as Bank establishes under Section 2.1.1) multiplied by Borrower's Aggregate Eligible Accounts (net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue).”
“    “Facility Amount” is Two Million Five Hundred Thousand Dollars ($2,500,000.00).”
“    “Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank.”
“    “Loan Documents” are, collectively, this Agreement, the Exim Agreement, the Perfection Certificate, any Bank Services Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower and any Guarantor and/or for the benefit of Bank, all as amended, restated, or otherwise modified.”
“    “Maturity Date” is December 29, 2012.”
“    “Minimum Finance Charge” is Four Thousand Dollars ($4,000.00).
“    “Streamline Availability Amount” is the lesser of (a) Two Million Dollars ($2,000,000.00) and (b) the Borrowing Base.”
“    “Streamline Facility Eligible” means, as of any day during any subject month, Borrower has provided evidence to Bank that: Borrower (i) had Liquidity of at least Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) at all times during the applicable Testing Month, and (ii) has Liquidity of at least Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) on such day.”
“    “Testing Month” is any month with respect to which Bank has tested Borrower's Liquidity in order to determine if Borrower is Streamline Facility Eligible.”

17	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4.FEES. Borrower shall pay to Bank a modification fee equal to Forty Thousand Dollars ($40,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.RATIFICATION OF PERFECTION CERTIFICATES.
(a)    Spire Corporation hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Corporation to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Corporation provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(b)    Spire Solar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Solar to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Solar provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(c)    Spire Biomedical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Biomedical to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Biomedical provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(d)    Spire Semiconductor hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Semiconductor to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Semiconductor provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
SPIRE CORPORATION
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
	Roger G. Little		Robert S. Lieberman
	Chairman & CEO		CFO and Treasurer

SPIRE SOLAR, INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
	Roger G. Little		Robert S. Lieberman
	Chairman & CEO		CFO and Treasurer

SPIRE BIOMEDICAL,INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
	Roger G. Little		Robert S. Lieberman
	Chairman & CEO		CFO and Treasurer

SPIRE SEMICONDUCTOR, LLC
By:	Spire Corporation, a Massachusetts corporation,
its sole Member and Manager
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
	Roger G. Little		Robert S. Lieberman
	Chairman & CEO		CFO and Treasurer

BANK:
SILICON VALLEY BANK
By:	/s/ Kate Leland
Kate Leland
VP

Schedule 1

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of SPIRE CORPORATION, SPIRE SOLAR, INC., SPIRE BIOMEDICAL, INC. and SPIRE SEMICONDUCTOR, LLC (jointly and severally, individually and collectively, “Borrower”) certify under the Second Amended and Restated Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending _____________________________ (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenant set forth in Section 6.7 of the Agreement.

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Financial Covenant

Required     Actual        Compliance

Minimum Cash            >$1,500,000      $ ______        Yes No

Streamline Facility Eligibility

Required    Actual            Eligible

Liquidity            >$3,750,000     $_____            Yes No

Sincerely,

SPIRE CORPORATION
SPIRE SOLAR, INC.
SPIRE BIOMEDICAL, INC.
SPIRE SEMICONDUCTOR, LLC

________________________
Signature
________________________
Title
________________________
Date

56120/83
1397613.1